UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 26, 2026

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2026 Executive Compensation Plan

On February 26, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tenon Medical, Inc. (the “Company”) approved the Company’s 2026 Executive Compensation Plan (the “2026 Compensation Plan”), which provides for increased compensation for certain of the Company’s executive officers, effective as of March 1, 2026.

Under the 2026 Compensation Plan, the annual base salaries of Steven M. Foster, Chief Executive Officer and President, Kevin Williamson, Chief Financial Officer, and Richard Ginn, Chief Operating Officer, were each increased by 5%, to $420,000, $330,750 and $304,500, respectively. In addition, the annual bonus opportunity for Mr. Foster was changed to 50% of base salary based upon achievement of mutually agreed upon milestones, and for each of Mr. Williamson and Mr. Ginn to 35% of base salary based upon achievement of mutually agreed upon milestones. The 2026 Compensation Plan also provides for a second bonus to each of Mr. Foster, Mr. Williamson, and Mr. Ginn of up to $100,000, $70,000, and $50,000, respectively, based on certain milestones determined by the Board.

Amendment to Richard Ferrari’s Consulting Agreement

On May 7, 2026, the Committee approved an amendment (the “Amendment”) to the consulting agreement, dated May 7, 2021, by and between the Company and Richard Ferrari, the Company’s Executive Chairman (the “Original Agreement”). The Amendment extends the term of the Original Agreement for an additional one (1) year, beginning on May 7, 2026 and ending on May 6, 2027. Under the Amendment, Mr. Ferrari will continue to serve as Executive Chairman of the Company and will receive compensation of $45,000 per quarter ($180,000 on an annual basis).

A copy of the Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amendment to the Consulting Agreement, dated May 7, 2021, by and between Tenon Medical, Inc. and Richard Ferrari, dated as of May 7, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2026	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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